UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2013

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street

Chicago, Illinois 60602

(Address of Principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2013, Charles H. Cannon, Jr. provided notice that he would be retiring from his position as President and Chief Executive Officer of John Bean Technologies Corporation (the “Company”), effective September 9, 2013. Mr. Cannon was appointed to the position of Executive Chairman effective September 9, 2013 and is expected to serve in that position as a member of the Company’s Board of Directors (the “Board”) until the 2014 Annual Meeting of the Company’s Stockholders (the “2014 Annual Meeting”).  In connection with this appointment, Mr. Cannon and the Company entered into a letter agreement memorializing the terms of his service as an employee and Executive Chairman (the “Letter Agreement”).  From September 9, 2013 through December 31, 2013 (the “Transition Period”), Mr. Cannon’s compensation and benefits arrangements will continue at the same level that they have been during 2013 up to the beginning of the Transition Period.  From the end of the Transition Period through the later of (i) the 2014 Annual Meeting and (ii) May 31, 2014, Mr. Cannon will be compensated at a rate of $40,000 per month and Mr. Cannon’s welfare benefits and perquisite arrangements will continue at the same level that they were during 2013. The Letter Agreement further provides that Mr. Cannon will not participate in the Company’s 2014 annual incentive or long-term incentive programs. In addition, from and after September 9, 2013, Mr. Cannon shall not participate in the Company’s Executive Severance Plan or be eligible to receive benefits under his Executive Severance Agreement, but shall continue to be bound by the non-solicitation and non-competition provisions included in his Executive Severance Agreement for a period of 24-months following his ultimate separation from service with the Company in all capacities.  Mr. Cannon’s outstanding equity awards shall continue to be governed by the terms of the Company’s equity plan and the applicable award agreements.

On August 22, 2013, the Board appointed Thomas Giacomini to the position of President and Chief Executive Officer of the Company and elected him as a member of the Board, effective September 9, 2013. The Board elected Mr. Giacomini as a Class III director, with an initial term to expire at the Company’s 2015 Annual Meeting of Stockholders. Mr. Giacomini, 48, has served as Vice President (since February 2008) of Dover Corporation, a diversified global manufacturer, and President and Chief Executive Officer (since November 2011) of Dover Engineered Systems. Prior to serving in these roles, Mr. Giacomini served as President (from April 2009 to November 2011) and Chief Executive Officer (from July 2009 to November 2011) of Dover Industrial Products and President (from October 2007 to July 2009) of Dover’s Material Handling Platform. Mr. Giacomini joined Dover in 2003 following its acquisition of Warn Industries, an industrial manufacturer specializing in vehicle performance enhancing equipment. During his tenure at Warn Industries he held a variety of leadership roles including President and Chief Operating Officer. Mr. Giacomini holds an MBA from Northwestern's Kellogg School of Management and a Bachelor’s degree in Mechanical Engineering from University of Michigan (Dearborn).

There are no arrangements or understandings between Mr. Giacomini and any other person pursuant to which Mr. Giacomini was appointed as an executive officer or director. There are no transactions in which Mr. Giacomini has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Giacomini as President and Chief Executive Officer, Mr. Giacomini and the Company entered into an employment agreement memorializing the terms of Mr. Giacomini’s employment. The employment agreement has a three-year term (the “Employment Period”). Under the employment agreement, Mr. Giacomini will receive an initial base salary of $725,000 per year and is eligible to participate in the Company’s annual cash bonus and equity compensation programs. During the Employment Period, Mr. Giacomini’s target annual bonus will be no less than 100% of his annual base salary, with his 2013 bonus guaranteed to be no less than his target bonus opportunity prorated for his service during 2013. In consideration of the commencement of Mr. Giacomini’s employment with the Company, the Company agreed to grant Mr. Giacomini sign-on compensation to compensate Mr. Giacomini for bonus and long-term incentive awards that were forfeited upon his resignation from his prior employer. The sign-on compensation consists of (i) a cash payment equal to $1,200,000, subject to repayment if Mr. Giacomini is terminated for cause or resigns without good reason within the first year of his employment, and (ii) performance-based restricted stock units with a fair market value equal to $2,614,000, vesting in equal installments on the first and second anniversaries of the grant date assuming attainment of the performance measure. Mr. Giacomini will also receive an additional grant of performance-based restricted stock units with a fair market value equal to $800,000, vesting in equal installments on the first and second anniversaries of the grant date assuming attainment of the performance measure. Mr. Giacomini is also expected to receive a 2014 grant of time-based restricted stock units with a fair market value equal to $400,000, vesting on the third anniversary of the grant date, and performance-based restricted stock units with a fair market value equal to $1,200,000 (vesting based on the achievement of earnings before interest, taxes, depreciation and amortization growth, net contribution or such other performance goals approved by the Compensation Committee of the Board).

Mr. Giacomini will participate in the Company’s Executive Severance Plan, but his benefits under that plan will be based on an 18-month severance period rather than the 15-month severance period specified in the plan. In addition, Mr. Giacomini will enter into a form of Executive Severance Agreement which provides, among other benefits, for a severance payment equal to three times Mr. Giacomini’s base salary and annual incentive bonus for a qualifying termination of employment following a change-in-control of the Company. This form of Executive Severance Agreement is consistent with the form of Executive Severance Agreement previously entered into with Mr. Cannon. Mr. Giacomini’s equity awards will also provide for full acceleration in the event of Mr. Giacomini’s death, termination due to disability or a change-in-control of the Company. Mr. Giacomini is also bound by certain non-solicitation and non-competition restrictions during the term of his employment and for a period of two years thereafter.

In addition, on August 22, 2013, Ronald D. Mambu, the Company’s Chief Financial Officer notified the Company that he intends to retire upon the identification of his successor.

On August 26, 2013, the Company issued a press release regarding the appointment of Mr. Giacomini as President and Chief Executive Officer and the respective retirements of Messrs. Cannon and Mambu. The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Descriptions

99.1	Press release issued August 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

	By:	/s/ Megan J. Rattigan
Dated: August 26, 2013		Name:	Megan J. Rattigan
		Title:	Chief Accounting Officer, and duly authorized officer